Exhibit 4.47

BANK OF AMERICA CORPORATION

Subordinated InterNotes®

MASTER REGISTERED GLOBAL SUBORDINATED NOTE

This Note is a Global Note within the meaning of the Amended and Restated Indenture dated as of July 1, 2001, as it may be amended or supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as successor trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”). This Note is not exchangeable for definitive or other notes registered in the name of a person other than DTC or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of DTC to Bank of America Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION.

THE INDEBTEDNESS OF BANK OF AMERICA CORPORATION EVIDENCED BY THIS NOTE, INCLUDING THE PRINCIPAL AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO BANK OF AMERICA CORPORATION’S OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THIS NOTE, BY THE ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

This Note represents one or more obligations of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation), which may be issued by the Company from time to time in one or more offerings up to the aggregate principal amount of senior and subordinated retail medium-term notes (the “InterNotes®”) authorized by the Company’s board of directors, or a committee duly established and acting pursuant to the authority of the Company’s board of directors, to be issued (each such obligation, a “Supplemental Obligation”). The terms of each Supplemental Obligation are and will be reflected in this Note and in a prospectus supplement and/or pricing supplement, identified on Schedule 1 hereto, to the Company’s prospectus dated             , 2015, as it may be amended, supplemented, superseded or replaced from time to time (each such prospectus supplement and/or pricing supplement, if any, together with such prospectus, a “Pricing Supplement”), relating to such Supplemental Obligation, which Pricing Supplement is on file with the Trustee. With respect to each Supplemental Obligation, the terms and provisions of the Supplemental Obligation contained in the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Note as of the applicable Original Issue Date specified on Schedule 1 hereto. Each reference to “this Note” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation by reference of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, holders of beneficial interests in this Note are directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, as applicable, the manner of determining the principal amount of, interest, if any, on, and premium, if any, on, such Supplemental Obligation, the dates, if any, on which the principal amount of, interest, if any, on, and premium, if any, on, such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding (as defined in the Indenture) for purposes of determining whether holders of the requisite principal amount of InterNotes® have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

This Note is a “Master Note,” which term means a Global Note that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for DTC, or its registered assigns, the principal amount, premium, if any, or other amounts as calculated and specified in the applicable Pricing Supplement, as adjusted in accordance with Schedule 1 hereto, on the maturity date specified in the applicable Pricing Supplement (the “Stated Maturity Date”) (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if the InterNotes® are Fixed Rate Notes (as defined on the reverse hereof), (ii) in accordance with the provisions set forth on the reverse hereof under the Section 2(b), if the InterNotes® are Floating Rate Notes (as defined on the reverse hereof), or (iii) in accordance with the provisions set forth in the applicable Pricing Supplement, if the InterNotes® are Indexed Notes (as defined on the reverse hereof). “Maturity,” when used herein, means the date on which the principal of the applicable series of InterNotes®, or an installment of principal thereon, becomes due and payable in full in accordance with the terms of this Note, the applicable Pricing Supplement and the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date for a series of InterNotes® will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same debt as this Note) is registered, unless otherwise specified in the applicable Pricing Supplement, at the close of business on the first day of the calendar month in which such Interest Payment Date occurs, whether or not such day is a Business Day (referred to herein as the “Regular Record Date”), except that the Regular Record Date for the final payment of interest shall be the final Interest Payment Date; provided, however, that the first payment of interest on any series of InterNotes® with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment by the Trustee. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payments shall be made by wire transfer to the registered holder of this Note by the Trustee without necessity of presentation and surrender of this Note to such account as has been appropriately designated to the Trustee by the person entitled to such payments.

The Company will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the applicable Pricing Supplement, which provisions shall have the same effect as though fully set forth herein. In the event of any conflict between the provisions contained herein or on the reverse hereof and the applicable terms and provisions contained in the applicable Pricing Supplement, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Note and shall include the applicable terms and provisions set forth in the applicable Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Date: __________	BANK OF AMERICA CORPORATION

By:
Name:
Title:

CORPORATE SEAL

ATTEST:

By:
Title: Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION

Subordinated InterNotes®

MASTER REGISTERED GLOBAL SUBORDINATED NOTE

SECTION 1. General. This Note represents the Company’s duly authorized subordinated notes to be issued in one or more series under the Indenture and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee thereunder and the holders of the InterNotes® and of the terms upon which the InterNotes® are, and are to be, authenticated and delivered. The term Trustee shall include any additional or successor trustee appointed in such capacity by the Company in accordance with the terms of the Indenture. Each series of InterNotes® (each, a “Series”) also will be issued pursuant to the Prospectus dated             , 2015, as such document may be supplemented or amended from time to time, or pursuant to any document that supersedes or replaces such document from time to time (referred to herein as the “Prospectus”) and may have different issue and Maturity Dates, bear interest at different rates and vary in such other ways as provided in the applicable Pricing Supplement and the Indenture and described in the Prospectus. The specific terms of each Series of InterNotes® will be described in a Pricing Supplement.

The Company has initially appointed the Trustee to act as the Paying Agent, Note Registrar and transfer agent for the InterNotes®. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 10161 Centurion Parkway, Jacksonville, Florida 32256, or such other locations as may be specified by the Trustee and notified to the Company and the registered holder of this Note.

Unless specified otherwise in the applicable Pricing Supplement, the InterNotes® will not be subject to a sinking fund.

The Trustee shall make appropriate entries on Schedule 1 hereto to identify and reflect the issuance of any Supplemental Obligation represented by this Note and shall enter additional information with respect to such Supplemental Obligation as indicated on Schedule 1 hereto, all in accordance with instructions of the Company. In addition, the Trustee shall make an appropriate notation in its records to reflect the issuance of any Supplemental Obligation represented by this Note.

SECTION 2. Interest Provisions.

(a) Fixed Rate Notes. If a Series of InterNotes® bears interest at a fixed rate (the “Fixed Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in such Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for.

Payments of interest will include interest accrued from, and including, the most recent Interest Payment Date to which interest on the Series of Fixed Rate Notes has been paid or duly provided for (or, unless otherwise specified in the applicable Pricing Supplement, if no interest has been paid or duly provided for, from, and including, the Original Issue Date specified in the applicable Pricing Supplement) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be, for such Series of Fixed Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement, if a Series of Fixed Rate Notes has an original maturity of less than one year, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the applicable Pricing Supplement, if a Series of Fixed Rate Notes has an original maturity of one year or more, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months, which may be referred to as the “30/360” day count convention.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date or the Maturity Date of a Series of Fixed Rate Notes falls on a day that is not a Business Day, the date of the related payment of principal, premium, if any, or interest on that Series will be the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b) Floating Rate Notes. If a Series of InterNotes® bears interest at a floating rate (the “Floating Rate Notes”), the Company will pay interest on the principal amount specified in the applicable Pricing Supplement (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the applicable Pricing Supplement and at Maturity, commencing on the first Interest Payment Date following the Original Issue Date specified in the applicable Pricing Supplement, except as provided on the face hereof, at a rate per annum determined in accordance with the provisions hereof and the applicable Pricing Supplement, until payment of such principal sum has been made or duly provided for.

Payments of interest hereon will include interest accrued from, and including, the most recent Interest Payment Date to which interest on the Series of Floating Rate Notes has been paid or duly provided for (or, unless otherwise provided in the applicable Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to, but excluding, the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the applicable Pricing Supplement, a Series of Floating Rate Notes may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any Interest Period (“Minimum Interest Rate”); provided, however, that the interest rate on such Series of InterNotes® will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to a Series of Floating Rate Notes may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the prime rate, (iv) the treasury rate or (v) such other rate as is described in the applicable Pricing Supplement.

Except as described below, a Series of Floating Rate Notes will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the applicable Pricing Supplement, (i) plus or minus the Spread, if any, specified in the applicable Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the applicable Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the applicable Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the applicable Pricing Supplement computes the amount of interest owed on the relevant Series of Floating Rate Notes for the related Interest Period. Unless otherwise specified in the applicable Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date. Unless otherwise specified herein or in the applicable Pricing Supplement, if any Interest Reset Date specified in the applicable Pricing Supplement (including the Initial Interest Reset Date, as specified in the applicable Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the applicable Pricing Supplement, in the case of a Series of Floating Rate Notes with LIBOR as its Base Rate, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the applicable Pricing Supplement: (i) the “Interest Determination Date” with respect to any Series of Floating Rate Notes that has the federal funds rate or the prime rate as its Base Rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Series of Floating Rate Notes that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date; and (iii) the “Interest Determination Date” with respect to any Series of Floating Rate Notes that has the treasury rate as its Base Rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Series of Floating Rate Notes whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the applicable Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for that Series of Floating Rate Notes on which each Base Rate is determinable.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the date of the related payment of interest will be the next succeeding Business Day. However, unless otherwise specified in the applicable Pricing Supplement, if a Series of Floating Rate Notes has LIBOR as its Base Rate, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on the Series of Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, if the Maturity Date of a Series of Floating Rate Notes falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, that Series of Floating Rate Notes will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on a Series of Floating Rate Notes will be calculated by multiplying the principal amount of that Series by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Floating Rate Notes that have the federal funds rate, LIBOR, the prime rate or any other rate other than the treasury rate as a Base Rate, the actual number of days in the relevant period divided by 360, which may be referred to as “Actual/360” and (ii) for Floating Rate Notes that have the treasury rate as a Base Rate, the actual number of days in the relevant period divided by 365 or 366, as applicable, which may be referred to as “Actual/Actual.”

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the applicable Pricing Supplement.

The Calculation Agent shall calculate the interest rate on the applicable Series of Floating Rate Notes in accordance with the procedures described below on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate a Series of Floating Rate Notes then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the applicable Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the Reuters LIBOR screen page designated in the applicable Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated Reuters LIBOR screen page, except that, if the designated Reuters LIBOR screen page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appear on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•	The Calculation Agent will request on the Interest Determination Date four major banks in the London interbank market, as selected and identified by the Company, to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the applicable Pricing Supplement commencing on the Interest Reset Date and in a representative amount to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than two quotations are provided, the Company will select and identify to the Calculation Agent three major banks in New York City. On the Interest Reset Date, those three banks will be requested by the Calculation Agent to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the applicable Pricing Supplement commencing on the Interest Reset Date and in a representative amount to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the Company are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

“Representative amount” means an amount that, in the Company’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters page” means the display on the Thomson Reuters service, or any successor or replacement service (“Reuters”), on the page or pages specified, or any successor or replacement page or pages on that service.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the applicable Pricing Supplement, as specified under the caption “INVEST RATE” on the display on Reuters on page USAUCTION10 or USAUCTION11.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•	If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. government securities/Treasury bills (Secondary Market).”

•	If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills (secondary market).”

•	If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Company, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•	If the dealers selected by the Company are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current/, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•	if “Federal Funds (Effective) Rate” is specified in the applicable Pricing Supplement, the federal funds rate for any Interest Determination Date will be the rate on that date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal funds (effective)” and displayed on Reuters on page FEDFUNDS1 under the heading “EFFECT” (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal funds (effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Open Rate” is specified in the applicable Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters on page 5 (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on the FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on the FFPREBON

Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Target Rate” is specified in the applicable Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters on page USFFTARGET= (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Company; provided, however, if fewer than three brokers selected by the Company are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date will be the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the caption “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank prime loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•	If fewer than four rates appear on Reuters on page USPRIME1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Company.

•	If the banks selected by the Company are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters page USPRIME1” means the display designated as page “USPRIME1” on Reuters for the purpose of displaying prime rates or base lending rates of major U.S. banks.

(c) Indexed Notes. If interest on a Series of InterNotes® is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, interest rates, inflation rates stock or other indices, or other formulae, financial or market measures or reference assets (the “Indexed Notes”), interest for a specified period shall be calculated as set forth in the applicable Pricing Supplement.

SECTION 3. Amortizing Notes. If a Series of InterNotes® is designated as “Amortizing Notes” in the applicable Pricing Supplement, the Company will make payments combining principal and interest on the dates and in the amounts set forth in the applicable Pricing Supplement. Payments made on an Amortizing Note will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal a Series of Amortizing Notes at such time.

SECTION 4. Original Issue Discount Note. If a Series of InterNotes® is designated as “Original Issue Discount Notes” in the applicable Pricing Supplement, then, unless otherwise specified therein, the amount payable to the holder of that Series of InterNotes® in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount (as defined below) of the applicable Series of InterNotes® as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (a) the issue price (as set forth in the applicable Pricing Supplement) plus (b) the original issue discount amortized from the Original Issue Date of that Series of InterNotes® to the date as of which the Amortized Face Amount is calculated, as specified in the applicable Pricing Supplement.

SECTION 5. Optional Redemption. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Series of InterNotes® may be redeemable at the option of the Company on any Interest Payment Date (unless otherwise specified in the applicable Pricing Supplement) on and after an initial date specified in the applicable Pricing Supplement, if any, or on such other date or dates, if any, set forth in the applicable Pricing Supplement for the redemption at the option of the Company (each such date, an “Optional Redemption Date”). IF NO OPTIONAL REDEMPTION DATE OR DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF INTERNOTES® MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO ITS STATED MATURITY DATE.

Unless otherwise specified in the applicable Pricing Supplement, a Series of InterNotes® may be redeemed on any Optional Redemption Date in whole or from time to time in part (in increments of the Minimum Denomination, as defined below) at the option of the Company at a redemption price of 100% of the principal amount of that Series of InterNotes® being redeemed (unless a different redemption price is specified in the applicable Pricing Supplement), together with accrued and unpaid interest on that Series of InterNotes® payable at the applicable rate or rates borne by that Series of InterNotes® to, but excluding, the date fixed for redemption, on notice given in accordance with the Indenture not less than 30 calendar days nor more than 60 calendar days prior to the date fixed for redemption. The notice of redemption will take the form of a certificate signed by the Company specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP numbers of the Series of InterNotes® to be redeemed;

•	the amount to be redeemed, if less than all of the Series of InterNotes® is to be redeemed;

•	the place of payment for the Series of InterNotes® to be redeemed;

•	that interest accrued on the Series of InterNotes® to be redeemed will be paid as specified in the notice; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the InterNotes® to be redeemed.

So long as DTC (or a successor depository) is the record holder of a Series of InterNotes®, the Company will deliver any redemption notice only to DTC (or a successor depository).

In the event of redemption of a Series of InterNotes® in part only, the unredeemed portion thereof shall be at least the minimum authorized denomination (the “Minimum Denomination”) specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. In the event of redemption of a Series of InterNotes® in part only, the unredeemed portion of that Series of InterNotes® shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee shall note any such early redemption, whether in whole or in part, on Schedule 1 hereto. Unless otherwise specified in the applicable Pricing Supplement, if less than all of a Series of InterNotes® is to be redeemed, the amount of that Series of InterNotes® to be redeemed shall be selected in accordance with the procedures of DTC.

From and after any date fixed for redemption, if monies for the redemption of a Series of InterNotes® (or portion thereof) shall have been made available for redemption on such date, that Series of InterNotes® (or such portion thereof) shall cease to bear interest or premium and the holder’s only right with respect to that Series of InterNotes® (or such portion thereof) shall be to receive payment of the redemption price of such Series being redeemed as specified in the applicable Pricing Supplement and, if appropriate, all unpaid interest accrued to such date fixed for redemption.

SECTION 6. Optional Repayment. If so specified in, and in accordance with the terms of, the applicable Pricing Supplement, a Series of InterNotes® may be repayable prior to its Stated Maturity Date at the option of the holder on the optional repayment date(s), if any, specified in the applicable Pricing Supplement (each, an “Optional Repayment Date”). IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, THAT SERIES OF INTERNOTES® MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER PRIOR TO ITS STATED MATURITY DATE. Unless otherwise specified in the applicable Pricing Supplement, on any Optional Repayment Date, if any, a Series of InterNotes® shall be repayable in whole or in part at the option of the holder at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest payable at the applicable rate or rates borne by that Series of InterNotes® to, but excluding, the date of repayment; provided, however, that, in the event of repayment of a Series of InterNotes® in part only, the unrepaid portion of such Series of InterNotes® shall be at least the Minimum Denomination specified in the applicable Pricing Supplement, or if no such Minimum Denomination is so specified, U.S. $1,000. For a Series of InterNotes® to be repaid in whole or in part at the option of the holder on any Optional Repayment Date, a notice, with the form attached hereto entitled “Option to Elect Repayment” duly completed, shall have been received by the Company and the Trustee in accordance with the terms of the Indenture. Such notice shall be delivered at least 30 but not more than 60 calendar days prior to such holder’s Optional Repayment Date. In the event of repayment of a Series of InterNotes® in part only, the portion of that Series of InterNotes® that is not repaid shall continue to be represented by this Note and the applicable Pricing Supplement, subject to modifications specified on Schedule 1 attached hereto. The Trustee shall note any such optional repayment, whether in whole or in part, on Schedule 1 hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of a Series of InterNotes® (or portion thereof) shall have been made available for repayment on such Optional Repayment Date, that Series of InterNotes® (or such portion thereof) shall cease to bear interest and the holder’s only right with respect to that Series of InterNotes® (or such portion thereof) shall be to receive payment of the principal amount of the Series of InterNotes® being repaid (or, if the Series of InterNotes® is issued as “Original Issue Discount Notes” as specified in the applicable Pricing Supplement, the amortized face amount thereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

SECTION 7. Survivor’s Option. If the applicable Pricing Supplement provides that the Survivor’s Option (as defined in the Indenture) is applicable to a Series of InterNotes®, the Representative (defined below) of a deceased beneficial owner interests in that Series of InterNotes® shall be entitled to repayment of the deceased beneficial owner’s interests in that Series of InterNotes® following the death of the beneficial owner. Unless specifically provided in the applicable Pricing Supplement, the Survivor’s Option may not be exercised unless the deceased beneficial owner’s interests in that Series of InterNotes® were acquired by the beneficial owner at least six months prior to such election.

If the Survivor’s Option is applicable to a Series of InterNotes®, upon the valid exercise of the Survivor’s Option, the Company shall repay the deceased beneficial owner’s interests in that Series of InterNotes® (or portion thereof), properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Series of InterNotes® under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner’s beneficial interests in such Series of InterNotes® plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

(a) The Company, in its sole discretion, may limit (i) the aggregate principal amount of InterNotes® of all Series as to which exercises of the Survivor’s Option shall be accepted by the Company from all Representatives of deceased beneficial owners in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all InterNotes® issued under the Indenture and the Amended and Restated Senior Indenture dated as of July 1, 2001, between the Company and the Trustee, as of the end of the most recent calendar year, or such greater amount as the Company, in its sole discretion, may determine for any calendar year, and (ii) the aggregate principal amount of InterNotes® as to which exercises of the Survivor’s Option shall be accepted by the Company from the Representative of any individual deceased beneficial owner of a Series of InterNotes® in any calendar year to $250,000, or such greater amount as the Company, in its sole discretion, may determine for any calendar year (the “Individual Put Limitation”).

(b) The Company shall not make principal repayments pursuant to exercises of the Survivor’s Option in amounts that are less than $1,000, and the principal amount of such Series of InterNotes® remaining Outstanding after repayment pursuant to exercise of the Survivor’s Option must be at least $1,000. If, however, the original principal amount of a Series of InterNotes® was less than $1,000, the Representative of the deceased beneficial owner of such Series of InterNotes® may exercise the Survivor’s Option, but only for the full principal amount of such Series of InterNotes®.

(c) Any Series of InterNotes® (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn.

Each Series of InterNotes® (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted in the order that such Series of InterNotes® was received by the Trustee, except for any Series of InterNotes® (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of InterNotes® that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to a Series of InterNotes® (or portion of such Series of InterNotes®) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Series of InterNotes® (or portion of such Series of InterNotes®) were originally tendered. Unless otherwise specified in the applicable Pricing Supplement, any Series of InterNotes® (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Series of InterNotes®

(or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Series of InterNotes® (or portion thereof) has not been accepted for payment.

In order for a Survivor’s Option to be validly exercised with respect to any Series of InterNotes® (or portion thereof), the Trustee must receive from the Representative: (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a note (or portion thereof) to be repaid (if such Series of InterNotes® is issued in certificated form), (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Series of InterNotes® at the time of death and the interest in such Series of InterNotes® was acquired by the deceased beneficial owner at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in such Series of InterNotes® is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased’s beneficial ownership of such Series of InterNotes®, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Series of InterNotes® and the claimant’s entitlement to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Series of InterNotes®. Subject to the Company’s right hereunder to limit the aggregate principal amount of InterNotes® as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in a Series of InterNotes® as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of the beneficial owner of the Series of InterNotes®, and the entire principal amount of the interests in such Series of InterNotes® so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in a Series of InterNotes® as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to the deceased person’s interest in the Series of InterNotes® and only the deceased beneficial owner’s percentage interest in the principal amount of the Series of InterNotes® will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Series of InterNotes® will be deemed the death of the beneficial owner of such Series of InterNotes® for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Series of InterNotes®, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Series of InterNotes® during his or her lifetime.

For purposes of the Survivor’s Option, a person shall be deemed to have had a “beneficial ownership interest” in a Series of InterNotes® if such person had the right, immediately prior to such person’s death, to receive the proceeds from the disposition of such Series of InterNotes®, as well as the right to receive payment of the principal of such Series of InterNotes®.

Since each Series of InterNotes® will be represented by this Note (except in the limited circumstances described in the Indenture), DTC (or a successor depository) or its nominee shall be the holder of each Series of InterNotes® and therefore shall be the only entity that can exercise the Survivor’s Option. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to a Series of InterNotes®, the Representative must provide to the broker or other entity through which the beneficial interest in such Series of InterNotes® is held by the deceased beneficial owner (i) the documents described in the third preceding paragraph and (ii) instructions to such broker or other entity to notify DTC of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (a) the documents received from the Representative referred to in clause (i) of the preceding sentence and (b) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor’s Option to the appropriate Representative.

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Company and the rights of the holders of the InterNotes® under the Indenture at any time by the Company with the consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the InterNotes® of all Series then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of InterNotes® of each Series then outstanding under the Indenture and affected thereby, on behalf of the holders of all such InterNotes®, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of such InterNotes® shall be conclusive and binding upon such holder and upon all future holders of those InterNotes® and of any InterNotes® issued upon the registration of transfer thereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon such InterNotes®. The determination of whether particular InterNotes® are “outstanding” will be made in accordance with the Indenture.

Any new Global Note authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Company as to any matter provided for in such modification, amendment or supplement to the Indenture or the InterNotes®. Any new Global Note so modified as to conform, in the opinion of the Company, to any provisions contained in any such modification, amendment or supplement may be prepared by the Company, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Subordination. Each Series of InterNotes® issued under the Indenture and evidenced by this Note, and the principal, premium (if any), interest or other amounts payable (if any) on such Series of InterNotes®, shall be, to the extent set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness (as defined in the Indenture), and each holder of a Series of InterNotes®, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

SECTION 10. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on each Series of InterNotes® at the times, place and rate, and in the coin or currency, prescribed in this Note and in the applicable Pricing Supplement.

SECTION 11. Successor to Company. The Company may not consolidate or merge with or into any other corporation or sell or convey all or substantially all of its assets to any person, unless (i) the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof, and such corporation shall expressly assume all the Company’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Company or such successor corporation, as the case may be, is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Company in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Company’s right and powers under the Indenture.

SECTION 12. Minimum Denominations. Each Series of InterNotes® may be issued, whether on the original issue date or upon registration of transfer, exchange or partial redemption or repayment of such Series of InterNotes®, only in a Minimum Denomination as specified in the applicable Pricing Supplement, or if no Minimum Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof.

SECTION 13. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Note Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Note Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new notes will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for Certificated Notes (as defined below) (a) if DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Notes or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case, the Company fails to appoint a successor to DTC within 90 calendar days or (b) the Company, in its sole discretion, determines that the Global Notes shall be exchangeable for definitive notes. Unless otherwise set forth herein or in the Indenture or the applicable Pricing Supplement, Certificated Notes will be issued in Minimum Denominations only and will be issued in registered form only, without coupons.

In addition, this Note is a master note and may be exchanged at any time, solely upon the request of the Company to the Trustee and in accordance with the Indenture, for one or more global notes in the same aggregate principal amount, each of which may or may not be a master note, as requested by the Company. Each such replacement global note that is a master note shall reflect such of the Supplemental Obligations as the Company shall request, provided that each Supplemental Obligation at the time of such exchange is represented by a global note or a master note. Each such replacement global note that is not a master note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such global note shall reflect the terms of such Supplemental Obligation.

Subject to the terms of the Indenture, if Certificated Notes are issued with respect to a Series of InterNotes®, a holder may exchange its InterNotes® for other InterNotes® of the same Series in an equal aggregate principal amount and in Minimum Denominations.

Certificated Notes may be presented for registration of transfer at the office of the Note Registrar or at the office of any transfer agent that the Company may designate and maintain. The Note Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Company may change the Note Registrar or the transfer agent or approve a change in the location through which the Note Registrar or transfer agent acts at any time, except that the Company will be required to maintain a Note Registrar and transfer agent in each place of payment for the notes of a Series. At any time, the Company may designate additional transfer agents for a Series.

The Company will not be required to (a) issue, exchange, or register the transfer of any InterNotes® if it has exercised its right to redeem the InterNotes® of any Series for a period of 15 calendar days before the date fixed for redemption, or (b) exchange or register the transfer of any InterNotes® of a Series that were selected, called, or are being called for redemption, except the unredeemed portion of InterNotes® of that Series, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 14. Events of Default. If an Event of Default (defined in the Indenture as the Company’s bankruptcy under federal bankruptcy laws, whether voluntary or involuntary and, in the case of the Company’s involuntary bankruptcy, continuing for a period of 60 consecutive days) shall occur with respect to a Series of InterNotes®, the principal of all InterNotes® of all series affected thereby may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF PRINCIPAL OR INTEREST, OR THE PERFORMANCE OF ANY OTHER COVENANT OF THE COMPANY.

SECTION 15. Defeasance. Unless otherwise specified in the applicable Pricing Supplement, the provisions of Section 12.05 of the Indenture shall not apply to the relevant Series of InterNotes®.

SECTION 16. Currency for Amounts Payable. Unless otherwise provided herein or in the applicable Pricing Supplement, the principal, premium, if any, interest and any other amounts payable on a Series of InterNotes® are payable in U.S. dollars.

SECTION 17. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note or any definitive notes issued in certificated form in exchange for beneficial interests in this Note in accordance with the Indenture (referred to herein as “Certificated Notes”) shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or a Certificated Note or evidence of the loss, theft or destruction hereof or thereof satisfactory to the Company and the Note Registrar and such other documents or proof as may be required by the Company and the Note Registrar shall be delivered to the Note Registrar, the Note Registrar shall issue a new Note or Certificated Note in exchange and substitution for the mutilated or defaced Note or Certificated Note or in lieu of the Note or Certificated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note or Certificated Note, only upon receipt of evidence satisfactory to the Company and the Note Registrar that this Note or Certificated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Company and the Note Registrar. Upon the issuance of any substituted Note or Certificated Note, the Company may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note or Certificated Note. If any Note or Certificated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Company may, instead of issuing a substitute Note or Certificated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note or Certificated Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 18. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, a Series of InterNotes® for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor organization, either directly or through the Company or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 19. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the applicable Pricing Supplement, “Business Day” means, a day that meets all the following requirements:

(a) for all Series of InterNotes®, is any weekday that is not a legal holiday in New York City or Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed; and

(b) for any Series of InterNotes® where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England.

SECTION 20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                                            as Custodian for

(Cust)                                                              (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

                                      Attorney

to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises

Dated: SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay a Series of InterNotes® (or portion thereof specified below), CUSIP No.                     pursuant to its terms at a price equal to the principal amount of that Series together with interest to the repayment date, to the undersigned, at                     (Please print or typewrite name and address of the undersigned).

For that Series of InterNotes® to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at                     , or at such other place or places of which the Company shall from time to time notify the holder of InterNotes®, not more than 60 nor less than 30 days prior to a Repayment Date, if any, set forth in the Pricing Supplement for such Series of InterNotes®, this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of the Series of InterNotes® is to be repaid, specify the portion thereof (which shall be in increments of the Minimum Denomination) which the holder elects to have repaid and specify the denomination or denominations (which shall be $            or an integral multiple of the Minimum Denomination in excess of $                ) of the Series of InterNotes® to be issued to the holder for the portion not being repaid.

$
DATE:	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Schedule 1

Pricing Supplement No.	Initial Principal Amount of Supplemental Obligation	Original Issue Date	Fixed, Floating or Indexed Note	Base Rate or Index Reference	Amortizing/ Original Issue Discount Note	Increase (Decrease) in Principal Amount	Transfer/ Redemption/ Repayment	Date of Increase (Decrease) or Transfer/ Redemption/ Repayment	Trustee Notation